Exhibit 99.1

Occam Networks Announces Delay in Filing Form 10-K

SANTA BARBARA, California – April 2, 2007 – Occam Networks, Inc. (NASDAQ: OCNW) filed today with the Securities and Exchange Commission a Form 12b-25 stating that it would not file its Annual Report on Form 10-K for the year ended December 31, 2006 by today’s deadline. Occam explained that it was unable to file its Form 10-K because its Audit Committee is reviewing the Company’s commitments to provide customers with software, hardware and software maintenance, hardware and software upgrades, training, and other services in connection with the customer’s purchase of the Company’s network equipment. The Audit Committee is also considering whether these commitments impact revenue recognition and the adequacy of the Company’s internal controls relating to the documentation of customer commitments as part of the terms and conditions of sale. Occam will file its Form 10-K as soon as practicable following completion of the review described above and consultation with its independent registered public accounting firm.

About Occam Networks, Inc.

Occam Networks’ broadband loop carrier (BLC) solutions enable telecommunications and other service providers to offer voice, video, and data, or Triple Play, services over both copper and fiber optic networks. Occam solutions give telco service providers flexibility and scalability to continuously expand their offerings, with a simplicity of service deployment. Occam’s BLC products and services are currently deployed at over 200 service providers in North America. For more information, please visit www.occamnetworks.com

Cautionary Note Regarding Forward-Looking Statements

Portions of this press release may contain forward-looking statements regarding future events or the future performance of Occam Networks, including statements regarding the review to be completed by Occam’s Audit Committee and Occam’s intent to file the Form 10-K as soon as practicable. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. There can be no assurances that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially include the following: the results and timing of the review being conducted by Occam’s Audit Committee; the review by Occam’s independent registered public accounting firm of the results and findings of Occam’s review; the impact, if any, of such results or findings on the historical financial statements of Occam; Occam’s inability to timely file reports with the Securities and Exchange Commission and any resulting impact on its ability to meet NASDAQ listing requirements including as a result of any failure to file the Form 10-K within the 15-day period permitted by Rule 12b-25 of the SEC; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to any of the matters described in this press release. Therefore, any forward-looking statements should be considered in light of various important facts, including the risks and uncertainties listed above, as well as others. Occam makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC. These filings contain and identify other important factors that could cause actual results to differ materially from those contained in any forward-looking statements.

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Occam Networks Announces Delay in 10-K Filing

Contact:

Chris Farrell	Tim Johnson
Chief Financial Officer	Stearns Johnson Communications
Occam Networks Inc.	+1 415.397.7600
+1 805.692.2900	tjohnson@stearnsjohnson.com

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.